Exhibit 2.1

California Secretary of State
Electronic Filing

FILED
Secretary of State
State of California

General Stock Corporation - Articles of Incorporation

Entity Name:	STELLAR SPIRITS AND WINES, INC.
Entity (File) Number:	C4764207
File Date:	07/09/2021
Entity Type:	General Stock Corporation
Jurisdiction:	California

Detailed Filing Information

1. Corporate Name: STELLAR SPIRITS AND WINES, INC.
2. Business Addresses:
   a. Initial Street Address of Corporation: 970 N. TUSTIN AVENUE, SUITE 100
      ANAHEIN, California, 92807
      United States of America
   b. Initial Mailing Address of Corporation: 970 N. TUSTIN AVENUE, SUITE 100
      ANAHEIN, California, 92807
      United States of America
3. Agent for Service of Process:
   Individual Agent: JIM BAISERI
   500 W. BONITA AVENUE, SUITE D
   SAN DIMAS, California, 91773
   United States of America
4. Shares: 1000000000
5. Purpose Statement: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

The incorporator affirms the information contained herein is true and correct.

Incorporator: OSCAR C PARRA

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